Exhibit 99.1

News Release

Investor Contact:	Chris O'Neal	EnPro Industries
	Senior Vice President, Strategy, Corporate	5605 Carnegie Boulevard
	Development and Investor Relations	Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704-731-1500
Email:	investor.relations@enproindustries.com	Fax: 704-731-1511
www.enproindustries.com

EnPro Industries Reports Results for the Fourth Quarter of 2017

Consolidated and Pro Forma Financial Highlights
(Amounts in millions except per share data and percentages)

Results for the Quarter Ended	Consolidated[1]		Pro Forma[2]
December 31	2017	2016	2016	% Δ3
Net Sales	$362.5	$286.9	$319.6	13.4%
Segment Profit	$38.7	$22.9	$26.0	48.8%
Segment Margin	10.7%	8.0%	8.1%
Net Income (Loss)	$23.4	$(2.9)	$5.0	368.0%
Diluted Earnings (Loss) Per Share	$1.07	$(0.14)	$0.23	369.6%
Adjusted Net Income[4]	$14.7	$3.3	$11.0	33.6%
Adjusted Diluted Earnings Per Share[4]	$0.67	$0.15	$0.51	31.4%
Adjusted EBITDA[4]	$48.6	$33.4	$40.6	19.7%
Adjusted EBITDA Margin[4]	13.4%	11.6%	12.7%

Results for the Fiscal Year Ended	Consolidated[1]		Pro Forma[2]
December 31	2017	2016	2017	2016	% Δ
Net Sales	$1,309.6	$1,187.7	$1,402.5	$1,337.7	4.8%
Segment Profit	$149.7	$111.2	$172.0	$130.8	31.5%
Segment Margin	11.4%	9.4%	12.3%	9.8%
Net Income (Loss)	$529.0	$(40.1)	$53.7	$40.2	33.6%
Diluted Earnings (Loss) Per Share	$24.27	$(1.86)	$2.46	$1.84	33.7%
Adjusted Net Income[4]	$50.2	$25.5	$75.1	$59.9	25.4%
Adjusted Diluted Earnings Per Share[4]	$2.30	$1.17	$3.45	$2.75	25.4%
Adjusted EBITDA[4]	$187.7	$150.0	$214.5	$185.6	15.6%
Adjusted EBITDA Margin[4]	14.3%	12.6%	15.3%	13.9%

1 Consolidated results for 2017 and 2016 and for the fourth quarter of 2016 reflect (i) the deconsolidation of Garlock Sealing Technologies LLC (“GST”) and its subsidiaries, effective June 5, 2010, when GST filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code to begin a process (the Asbestos Claims Resolution Process, or “ACRP”) in pursuit of an efficient and permanent resolution to all current and future asbestos claims against it, (ii) the deconsolidation of OldCo, LLC (“OldCo”), effective January 30, 2017, when it filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in furtherance of the ACRP, and (iii) the reconsolidation of GST and its subsidiaries and of OldCo effective as of July 31, 2017 upon the consummation and effectiveness of the joint plan of reorganization confirmed in the ACRP.

2 Pro forma financial information in these tables and throughout this press release is presented as if GST and OldCo were reconsolidated with EnPro throughout the periods presented based on the consummation of the joint plan of reorganization, which was consummated on July 31, 2017. See attached unaudited condensed consolidated pro forma statements of operations.
3 Due to the reconsolidation effective July 31, 2017, consolidated results in the fourth quarter are being compared to the pro forma results from the same period in 2016.
4 See attached schedules for adjustments and reconciliations to GAAP numbers.

CHARLOTTE, N.C., February 13, 2018 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and twelve-month periods ended December 31, 2017.

Business Highlights

•	We experienced strong fourth quarter and full year sales and earnings performance across each segment.

•
On December 1, 2017, we funded an additional $78.8 million payment to satisfy substantially all of the remaining U.S. asbestos trust contribution obligations under the joint plan of reorganization. A final contingent payment estimated at $0.6 million will be made in the third quarter.

•	The company paid a $0.22 per share quarterly dividend with a total value of $4.7 million.

“I am excited about the momentum that we maintained across all of our segments in the fourth quarter. Our teams continued to execute well, leading to a strong finish to the year,” said Steve Macadam, President and CEO. “We experienced favorable conditions in many of the markets that we serve. Excluding the impact of foreign exchange translation, acquisitions, and divestitures, total company consolidated sales in the fourth quarter increased by 11.1% versus pro forma sales in the same period of last year. Importantly, each of our divisions and segments generated year-over-year growth.”

Mr. Macadam continued, “We remain committed to our strategy to create shareholder value through earnings growth and balanced capital allocation. We continue to focus on disciplined investments for organic growth and innovation, strategic acquisitions, and returning capital to shareholders through dividends and share repurchases. Our Board of Directors authorized a new $50 million, three-year share repurchase program in October, and we funded a $0.22 per share dividend in the fourth quarter.”

Consolidated results for the periods after July 31, 2017 reflect the reconsolidation of GST, its subsidiaries and OldCo as a result of the completion of the Asbestos Claims Resolution Process. Given that the fourth quarter of 2017 was the first full quarter in which consolidated results reflected all of EnPro’s entities, investors may find comparisons of consolidated results for the fourth quarter of 2017 to pro forma results for the prior-year period to be most illustrative of the year-over-year performance of all of EnPro’s businesses. Pro forma results for the fiscal years ended December 31, 2017 and December 31, 2016 reflect the performance of all of these businesses for these periods.

Demand in semiconductor, aerospace, automotive, food & pharma, metals & mining, general industrial, heavy-duty tractor and trailer builds, nuclear, and oil & gas was strong during the quarter. This positive momentum was partially offset by continued softness in the industrial gas turbine market. Power Systems experienced increased sales versus the fourth quarter of last year driven by higher engine and aftermarket parts sales. In total, acquisitions, net of divestitures, contributed 0.4% sales growth, and foreign exchange contributed 2.0% sales growth on a consolidated basis versus pro forma sales in the fourth quarter of 2016.

Segment profit in the fourth quarter was up year-over-year on a consolidated basis compared to pro forma segment profit from the same period of the prior year due to a variety of factors. In Sealing Products and Engineered Products, consolidated segment profit increased versus pro forma segment profit in the fourth quarter of last year due to strong sales growth, partially offset by higher SG&A expenses. In Power Systems, consolidated segment profit increased versus pro forma segment profit in the fourth quarter of 2016 driven primarily by higher aftermarket sales and the favorable impact of currency on the segment’s EDF engine contract. Excluding the impact of acquisitions and divestitures and related costs, foreign exchange translation, impact of foreign exchange on the EDF contract, restructuring charges, inventory fair value charges, and charges related to the reconsolidation, total consolidated segment profit was 26.4% higher compared to the total pro forma segment profit in the fourth quarter of 2016.

In December 2017, the Tax Cuts and Jobs Act (Tax Reform) was enacted and lowers U.S. corporate income tax rates as of January 1, 2018. The estimated impact of Tax Reform was a decrease in income tax expense of $24.4 million in the fourth quarter of 2017. The actual impact may differ from this estimate due to, among other things, further refinement of the Company's calculations, changes in interpretations and assumptions the Company has made, guidance that may be issued, and actions the Company may take as a result of Tax Reform.

The company’s average diluted share count in the fourth quarter of 2017 was 21.8 million shares, approximately 0.4 million more than in the same period a year ago. Since the company’s net income in the fourth quarter of 2016 was negative, the share count for that quarter did not include 0.3 million potentially dilutive shares related to stock compensation. Treating those shares as if the company had positive net income in the fourth quarter of 2016, the company’s average diluted share count increased by 0.1 million. The increase was due to stock compensation award grants, partially offset by share repurchases in connection with our previous $50 million repurchase program which expired in October 2017. Through the duration of the prior share repurchase program, the company repurchased a total of 898,060 shares for $47.2 million. On October 28, 2017, the Board of Directors authorized a new program to repurchase up to $50 million of shares over a three year period. During the fourth quarter, the company did not make any share repurchases under either the prior repurchase plan or the new plan.

On November 29, 2017, we entered into an agreement with the asbestos settlement trust established under the joint plan of reorganization in the ACRP to provide for the early settlement of the deferred contributions to the trust and for the call payment of the option delivered to the trust under the joint plan of reorganization. Under that agreement, on December 1, 2017 we paid $78.8 million to the trust and agreed to make a true-up payment to the trust to the extent that total income payments received and interest accrued, but not paid, through July 31, 2018 is less than $1.2 million in a fixed income account in which that $78.8 million was invested by the trust. The contingent liability is currently estimated at $0.6 million. These payments fully satisfy the $60 million of aggregate deferred contribution obligations under the joint plan and the $20 million call payment under the option delivered to the trust. Other than the contingent true-up payment, we have no further contribution obligations to the trust.

Outlook
“We are encouraged by the strong financial performance throughout the company in the fourth quarter of 2017. With the exception of the sluggish demand in the industrial gas turbine market, demand in the majority of the industries we serve continues to be strong in the early stages of 2018. On the whole, the macroeconomic drivers and key indicators we track that affect our businesses suggest modest demand growth over the course of 2018. As usual, our guidance excludes impacts from future acquisitions, restructuring costs, the impact of changes driven by foreign exchange and any litigation or environmental charges. Given current macroeconomic forecasts and continued strength in most of our end markets, we expect 2018 consolidated sales to be up between 3% and 5% over our 2017 pro forma sales. We also expect adjusted EBITDA of between $216 and $222 million for the year,” said Mr. Macadam.

Pro Forma Results Including Deconsolidated Subsidiaries
To aid comparisons of year-over-year data, the company has included information in this press release showing key operating metrics for EnPro and its formerly deconsolidated subsidiaries, GST and OldCo, on a pro forma reconsolidated basis. These metrics are derived from tables attached to this press release that illustrate, on a pro forma basis, financial results for 2017 and 2016 and for the fourth quarter of 2016 as if GST and OldCo were reconsolidated with EnPro throughout the periods presented based on consummation of the joint plan of reorganization, which was consummated on July 31, 2017. In response to requests from investors, we are providing the pro forma financial information in this release as supplemental information as it reflects the performance of all of our subsidiaries.

Conference Call and Webcast Information
EnPro will hold a conference call tomorrow, February 14, at 10:00 a.m. Eastern Time to discuss fourth quarter 2017 results. Investors who wish to participate in the call should dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference ID number 53479824. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, http://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income, adjusted diluted earnings per share, pro forma adjusted net income, adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITDA margin and pro forma adjusted EBITDA margin, as well as segment adjusted EBITDA, segment adjusted EBITDA margin, pro forma segment adjusted EBITDA and pro forma segment adjusted EBITDA margin. Tables showing the effect of these non-GAAP financial measures for 2017 and 2016 and for the fourth quarter of each of these fiscal years are attached to the release. Adjusted EBITDA anticipated for full year 2018 is calculated in a manner consistent with the presentation of adjusted EBITDA in the attached tables. Because of the forward-looking nature of this estimate of adjusted EBITDA, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the period ended September 30, 2017, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

About EnPro Industries
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, components and service for reciprocating compressors, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

APPENDICES

Highlights of Segment Results: Fourth Quarter of 2017

Consolidated Financial Information and Reconciliations

Introduction of Unaudited Pro Forma Financial Information

Pro Forma Financial Information and Reconciliations

Sealing Products Segment

	Consolidated		Pro Forma[1]
($ Millions)	2017	2016	2017	2016	% Δ [2]
For the Quarter Ended December 31
Sales	$220.0	$173.0	n/a	$204.7	7.5%
Segment Profit	$25.9	$19.4	n/a	$22.5	15.1%
Segment Margin	11.8%	11.2%	n/a	11.0%
Adjusted EBIDA[3]	$39.7	$28.8	n/a	$36.3	9.4%
Adjusted EBITDA Margin[3]	18.0%	16.6%	n/a	17.7%
For the Fiscal Year Ended December 31
Sales	$804.3	$705.6	$893.8	$852.3	4.9%
Segment Profit	$90.9	$81.8	$111.5	$100.1	11.4%
Segment Margin	11.3%	11.6%	12.5%	11.7%
Adjusted EBITDA[3]	$141.6	$121.2	$167.6	$156.4	7.2%
Adjusted EBITDA Margin[3]	17.6%	17.2%	18.8%	18.4%
1See attached unaudited condensed consolidated pro forma statements of operations.
2Due to the reconsolidation on July 31, 2017, consolidated results in the fourth quarter are being compared to the pro forma results from the same period in 2016.
3See attached schedules for adjustments and reconciliations to GAAP numbers.

Segment Highlights

•
Consolidated sales increased in the fourth quarter versus pro forma sales in the prior-year period due to strength in semiconductor, aerospace, food & pharma, heavy-duty tractor and trailer builds, metals & mining, nuclear, and general industrial, while industrial gas turbine experienced continued headwinds. Excluding the impact of acquisitions, divestitures, and foreign exchange translation, consolidated sales increased 5.6% compared to pro forma sales in the prior-year period.

•
Consolidated segment profit increased in the fourth quarter versus pro forma segment profit in the prior-year period due to sales growth, partially offset by higher SG&A costs. Excluding the impact of acquisitions, divestitures, foreign exchange translation, inventory fair value charges, and restructuring charges, consolidated segment profit increased 18.2% compared to pro forma segment profit in the prior-year period.

•
Excluding the impact of acquisitions, divestitures, one-time legal expenses, and restructuring costs, consolidated segment SG&A costs in the fourth quarter were $2.3 million higher compared to pro forma segment SG&A in the prior-year period, primarily due to higher incentive compensation expense.

Engineered Products Segment

	Consolidated		Pro Forma[1]
($ in Millions)	2017	2016	2017	2016	% Δ [2]
For the Quarter Ended December 31
Sales	$74.8	$63.6	n/a	$63.9	17.1%
Segment Profit	$4.4	$2.0	n/a	$2.0	120.0%
Segment Margin	5.9%	3.1%	n/a	3.1%
Adjusted EBIDA[3]	$9.3	$8.1	n/a	$8.1	14.8%
Adjusted EBITDA Margin[3]	12.4%	12.7%	n/a	12.7%
For the Fiscal Year Ended December 31
Sales	$301.1	$277.1	$301.5	$278.0	8.5%
Segment Profit	$29.8	$12.4	$30.0	$13.0	130.8%
Segment Margin	9.9%	4.5%	10.0%	4.7%
Adjusted EBITDA[3]	$48.2	$36.8	$48.4	$37.5	29.1%
Adjusted EBITDA Margin[3]	16.0%	13.3%	16.1%	13.5%
1See attached unaudited condensed consolidated pro forma statements of operations.
2Due to the reconsolidation on July 31, 2017, consolidated results in the fourth quarter are being compared to the pro forma results from the same period in 2016.
3See attached schedules for adjustments and reconciliations to GAAP numbers.

Segment Highlights

•
Consolidated sales increased in the fourth quarter versus pro forma sales in the prior-year period due to volume gains in the general industrial and automotive markets, with modest improvements in oil & gas, while sales in aerospace were relatively flat versus the prior year. Excluding the impact of foreign exchange translation, consolidated sales increased 11.4% compared to pro forma sales in the prior-year period.

•
Consolidated segment profit increased in the fourth quarter versus pro forma segment profit in the prior-year period due to higher sales and continued positive impacts from cost-reduction efforts and restructuring activities that occurred throughout 2016. Excluding the impact of restructuring costs and favorable foreign exchange translation, consolidated segment profit increased 10.0% compared to pro forma segment profit in the prior-year period.

•
Excluding restructuring costs, consolidated segment SG&A costs in the fourth quarter were $2.1 million higher compared to pro forma segment SG&A in the prior-year period due to higher incentive compensation expense, partially offset by cost-reduction efforts completed in 2016.

Power Systems Segment

	Consolidated		Pro Forma[1]
($ in Millions)	2017	2016	2017	2016	% Δ [2]
For the Quarter Ended December 31
Sales	$68.8	$51.1	n/a	$51.8	32.8%
Segment Profit	$8.4	$1.5	n/a	$1.5	460.0%
Segment Margin	12.2%	2.9%	n/a	2.9%
Adjusted EBIDA[3]	$10.1	$2.6	n/a	$2.6	288.5%
Adjusted EBITDA Margin[3]	14.7%	5.1%	n/a	5.0%
For the Fiscal Year Ended December 31
Sales	$208.2	$208.3	$211.5	$211.1	0.2%
Segment Profit	$29.0	$17.0	$30.5	$17.7	72.3%
Segment Margin	13.9%	8.2%	14.4%	8.4%
Adjusted EBITDA[3]	$34.2	$21.8	$35.7	$22.6	58.0%
Adjusted EBITDA Margin[3]	16.4%	10.5%	16.9%	10.7%
1See attached unaudited condensed consolidated pro forma statements of operations.
2Due to the reconsolidation on July 31, 2017, consolidated results in the fourth quarter are being compared to the pro forma results from the same period in 2016.
3See attached schedules for adjustments and reconciliations to GAAP numbers.

Segment Highlights

•
Consolidated sales increased in the fourth quarter versus pro forma sales in the prior-year period due to higher engine and aftermarket parts and service revenue. The increase in engine sales was largely driven by the shipment of the last Mixed Oxide Nuclear Fuel Fabrication Facility engine (“MOX engine”), higher Electricite de France (“EDF”) revenue, and increased activity on several naval programs.

•
Excluding the impact of foreign exchange, which had a positive impact of $1.4 million in the fourth quarter of 2017 and a negative impact of $4.9 million in the same period of 2016, segment profit increased 9.4%. Consolidated segment profit margins were negatively affected by the EDF program and shipment of the MOX engine, which were both at zero gross margin.

•
Consolidated segment SG&A costs in the fourth quarter were $1.0 million higher compared to pro forma segment SG&A in the prior-year period due to higher sales and marketing expenses partially associated with the Trident OP commercial launch, slightly offset by lower incentive compensation expenses.

EnPro Industries, Inc.

Consolidated Statements of Operations (Unaudited)

For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Years Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net sales	$362.5	$286.9	$1,309.6	$1,187.7
Cost of sales	239.4	196.3	865.2	793.0
Gross profit	123.1	90.6	444.4	394.7
Operating expenses:
Selling, general and administrative	93.6	72.1	326.3	303.8
Asbestos settlement	—	—	—	80.0
Other	1.5	5.2	16.9	15.6
Total operating expenses	95.1	77.3	343.2	399.4
Operating income (loss)	28.0	13.3	101.2	(4.7)
Interest expense	(8.7)	(14.2)	(50.9)	(55.9)
Interest income	0.5	0.1	1.5	0.8
Gain on reconsolidation of GST and OldCo	—	—	534.4	—
Other expense	(3.6)	(3.5)	(8.7)	(8.9)
Income (loss) before income taxes	16.2	(4.3)	577.5	(68.7)
Income tax benefit (expense)	7.2	1.4	(48.5)	28.6
Net income (loss)	$23.4	$(2.9)	529.0	$(40.1)
Basic earnings (loss) per share	$1.10	$(0.14)	$24.77	$(1.86)
Average common shares outstanding (millions)	21.4	21.4	21.3	21.6
Diluted earnings (loss) per share	$1.07	$(0.14)	$24.27	$(1.86)
Average common shares outstanding (millions)	21.8	21.4	21.8	21.6

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)

For the Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	2017	2016
Operating activities
Net income (loss)	$529.0	$(40.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32.7	30.4
Amortization	31.1	26.7
Gain on reconsolidation of GST and OldCo	(534.4)	—
Asset impairments	12.1	—
Asbestos settlement	—	80.0
Deferred income taxes	56.3	(30.0)
Stock-based compensation	9.5	5.1
Other non-cash adjustments	2.9	1.1
Change in assets and liabilities, net of effects of acquisition, deconsolidation and reconsolidation of businesses:
Asbestos liabilities, net of insurance receivables	(68.9)	—
Accounts receivable, net	(35.7)	3.0
Inventories	7.9	2.4
Accounts payable	20.5	(2.9)
Other current assets and liabilities	(10.7)	8.4
Other non-current assets and liabilities	(5.7)	(19.6)
Net cash provided by operating activities	46.6	64.5
Investing activities
Purchases of property, plant and equipment	(41.0)	(35.8)
Payments for capitalized internal-use software	(3.7)	(4.1)
Proceeds from sale of business	—	6.6
Acquisitions, net of cash acquired	(44.6)	(28.5)
Reconsolidation of GST and OldCo	41.1	—
Deconsolidation of OldCo	(4.8)	—
Capital contribution to OldCo	(45.2)	—
Other	0.5	0.4
Net cash used in investing activities	(97.7)	(61.4)
Financing activities
Proceeds from debt	635.7	350.8
Repayments of debt	(484.3)	(278.1)
Repurchase of common stock	(11.5)	(30.4)
Dividends paid	(19.0)	(18.1)
Other	(2.4)	(2.2)
Net cash provided by financing activities	118.5	22.0
Effect of exchange rate changes on cash and cash equivalents	10.4	(17.0)
Net increase in cash and cash equivalents	77.8	8.1
Cash and cash equivalents at beginning of period	111.5	103.4
Cash and cash equivalents at end of period	$189.3	$111.5
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$46.4	$41.0
Income taxes	$5.3	$19.6

EnPro Industries, Inc.

Consolidated Balance Sheets (Unaudited)

As of December 31, 2017 and 2016
(Stated in Millions of Dollars)

	2017	2016
Current assets:
Cash and cash equivalents	$189.3	$111.5
Accounts receivable	261.7	208.1
Inventories	204.1	175.4
Income tax receivable	122.8	6.5
Other current assets	51.3	23.4
Total current assets	829.2	524.9
Property, plant and equipment	296.9	215.4
Goodwill	336.1	201.5
Other intangible assets	347.0	176.9
Investment in GST	—	236.9
Deferred income taxes and income tax receivable	20.1	152.6
Other assets	61.7	38.2
Total assets	$1,891.0	$1,546.4
Current liabilities:
Short-term borrowings from GST	$—	$26.2
Notes payable to GST	—	12.7
Current maturities of long-term debt	0.2	0.2
Accounts payable	130.7	102.9
Asbestos liability - current	0.6	30.0
Accrued expenses	137.5	131.0
Total current liabilities	269.0	303.0
Long-term debt	618.3	424.8
Notes payable to GST	—	283.2
Asbestos liability	—	80.0
Other liabilities	111.7	96.9
Total liabilities	999.0	1,187.9
Shareholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	347.9	346.5
Retained earnings	593.6	84.0
Accumulated other comprehensive loss	(48.4)	(70.9)
Common stock held in treasury, at cost	(1.3)	(1.3)
Total shareholders' equity	892.0	358.5
Total liabilities and equity	$1,891.0	$1,546.4

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sealing Products	$220.0	$173.0	$804.3	$705.6
Engineered Products	74.8	63.6	301.1	277.1
Power Systems	68.8	51.1	208.2	208.3
	363.6	287.7	1,313.6	1,191.0
Less intersegment sales	(1.1)	(0.8)	(4.0)	(3.3)
	$362.5	$286.9	$1,309.6	$1,187.7

Segment Profit
	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sealing Products	$25.9	$19.4	$90.9	$81.8
Engineered Products	4.4	2.0	29.8	12.4
Power Systems	8.4	1.5	29.0	17.0
	$38.7	$22.9	$149.7	$111.2

Segment Margin
	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sealing Products	11.8%	11.2%	11.3%	11.6%
Engineered Products	5.9%	3.1%	9.9%	4.5%
Power Systems	12.2%	2.9%	13.9%	8.2%
	10.7%	8.0%	11.4%	9.4%

Reconciliation of Segment Profit to Net Income (Loss)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Segment profit	$38.7	$22.9	$149.7	$111.2
Corporate expenses	(10.0)	(8.1)	(34.3)	(30.0)
Asbestos settlement	—	—	—	(80.0)
Gain on reconsolidation of GST and OldCo	—	—	534.4	—
Interest expense, net	(8.2)	(14.1)	(49.4)	(55.1)
Other expense, net	(4.3)	(5.0)	(22.9)	(14.8)
Income (loss) before income taxes	16.2	(4.3)	577.5	(68.7)
Income tax benefit (expense)	7.2	1.4	(48.5)	28.6
Net income (loss)	$23.4	$(2.9)	$529.0	$(40.1)
Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asset impairments, gains/losses related to the sale of assets and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Consolidated Net Income (Loss) to Consolidated Adjusted Net Income and
Consolidated Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended December 31,
	2017			2016
	$	Average common shares outstanding, diluted (millions)	Per share	$	Average common shares outstanding diluted (millions)	Per share
Net income (loss)	$23.4	21.8	$1.07	$(2.9)	21.4	$(0.14)
Income tax benefit	(7.2)			(1.4)
Income (loss) before income taxes	16.2			(4.3)
Adjustments:
Environmental reserve adjustment	3.6			3.3
Restructuring costs	1.3			4.2
Fair value adjustment to acquisition date inventory	0.5			—
Acquisition expenses	0.1			0.2
Other	0.2			1.5
Adjusted income before income taxes	21.9			4.9
Adjusted income tax expense	(7.2)			(1.6)
Adjusted net income	$14.7	21.8	$0.67	$3.3	21.7	$0.15

	Years Ended December 31,
	2017			2016
	$	Average common shares outstanding, diluted (millions)	Per share	$	Average common shares outstanding diluted (millions)	Per share
Net income (loss)	$529.0	21.8	$24.27	$(40.1)	21.6	$(1.86)
Income tax expense (benefit)	48.5			(28.6)
Income (loss) before income taxes	577.5			(68.7)
Adjustments:
Asbestos settlement	—			80.0
Gain on reconsolidation of GST and OldCo	(534.4)			—
Impairment of ATD intangible assets	10.1			—
Restructuring costs	5.1			13.4
Environmental reserve adjustment	8.7			8.6
Fair value adjustment to acquisition date inventory	4.7			0.1
Acquisition expenses	0.8			1.0
Other	2.0			3.4
Adjusted income before income taxes	74.5			37.8
Adjusted income tax expense	(24.3)			(12.3)
Adjusted net income	$50.2	21.8	$2.30	$25.5	21.8	$1.17

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income and earnings per share, including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
The fair value adjustment to acquisition date inventory is reflected in cost of sales. The acquisition expenses are included in selling, general and administrative expenses, and the impairment of ATD intangible assets, restructuring costs, environmental reserve adjustment, and other are included as part of other operating expense and other expense.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 32.5%. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods. In the quarter and year ended December 31, 2016, there was a loss attributable to common shares. There were 0.3 and 0.2 million potentially dilutive shares, respectively, excluded from the calculation of consolidated earnings per share for the quarter and year ended December 31, 2016 since they were antidilutive, which are added back for the purpose of calculating adjusted net income per share for that period.

EnPro Industries, Inc.
Reconciliation of Segment Profit to Adjusted Segment EBITDA (Unaudited)
For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	Quarter Ended December 31, 2017
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$25.9	$4.4	$8.4	$38.7
Acquisition expenses*	0.6	—	—	0.6
Restructuring costs	0.7	0.6	—	1.3
Depreciation and amortization expense	12.5	4.3	1.7	18.5
Earnings before interest, income taxes, depreciation, amortization, and other selected items (adjusted segment EBITDA)	$39.7	$9.3	$10.1	$59.1
Adjusted segment EBITDA margin	18.0%	12.4%	14.7%	16.3%

	Quarter Ended December 31, 2016
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$19.4	$2.0	$1.5	$22.9
Acquisition expenses*	0.2	—	—	0.2
Restructuring costs	—	2.0	—	2.0
Depreciation and amortization expense	9.2	4.1	1.1	14.4
Adjusted segment EBITDA	$28.8	$8.1	$2.6	$39.5
Adjusted segment EBITDA margin	16.6%	12.7%	5.1%	13.8%

	Years Ended December 31, 2017
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$90.9	$29.8	$29.0	$149.7
Acquisition expenses*	5.3	0.1	—	5.4
Restructuring costs	3.6	1.5	—	5.1
Depreciation and amortization expense	41.8	16.8	5.2	63.8
Adjusted segment EBITDA	$141.6	$48.2	$34.2	$224.0
Adjusted segment EBITDA margin	17.6%	16.0%	16.4%	17.1%

	Years Ended December 31, 2016
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$81.8	$12.4	$17.0	$111.2
Acquisition expenses*	1.0	0.1	—	1.1
Restructuring costs	3.3	6.8	0.4	10.5
Depreciation and amortization expense	35.1	17.5	4.4	57.0
Adjusted segment EBITDA	$121.2	$36.8	$21.8	$179.8
Adjusted segment EBITDA margin	17.2%	13.3%	10.5%	15.1%

*Includes fair value adjustments to acquisition date inventory.

For a reconciliation of segment profit to net income (loss), please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.

Reconciliation of Consolidated Net Income (Loss) to Consolidated
Adjusted EBITDA (Unaudited)

For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$23.4	$(2.9)	$529.0	$(40.1)
Adjustments to arrive at earnings before interest, income
taxes, depreciation and amortization (EBITDA):
Interest expense, net	8.2	14.1	49.4	55.1
Income tax expense (benefit)	(7.2)	(1.4)	48.5	(28.6)
Depreciation and amortization expense	18.5	14.4	63.8	57.1
EBITDA	42.9	24.2	690.7	43.5
Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization and other selected items (Consolidated Adjusted EBITDA):
Asbestos settlement	—	—	—	80.0
Gain on reconsolidation of GST and OldCo	—	—	(534.4)	—
Impairment of ATD intangible assets	—	—	10.1	—
Restructuring costs	1.3	4.2	5.1	13.4
Acquisition expenses	0.1	0.2	0.8	1.0
Fair value adjustment to acquisition date inventory	0.5	—	4.7	0.1
Environmental reserve adjustment	3.6	3.3	8.7	8.6
Other	0.2	1.5	2.0	3.4
Consolidated adjusted EBITDA	$48.6	$33.4	$187.7	$150.0

*	Consolidated adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.875% senior notes due 2022.

Unaudited Pro Forma Information Reflecting the Reconsolidation of Garlock Sealing Technologies and Other Deconsolidated Subsidiaries

The historical business operations of EnPro’s subsidiaries, Garlock Sealing Technologies LLC (“GST LLC”) and The Anchor Packing Company (“Anchor”), resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers. Those subsidiaries manufactured and/or sold industrial sealing products, predominately gaskets and packing, that contained encapsulated asbestos fibers. Anchor is an inactive and insolvent indirect subsidiary of EnPro. EnPro’s subsidiaries’ exposure to asbestos litigation and their relationships with insurance carriers have been managed through another subsidiary, Garrison Litigation Management Group, Ltd. (“Garrison”). GST LLC, Anchor and Garrison are collectively referred to as “GST.”

On June 5, 2010 (the “Petition Date”), GST filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). The filings were the initial step in an asbestos claims resolution process.

The financial results of GST and its subsidiaries had been included in EnPro’s consolidated results through June 4, 2010, the day prior to the Petition Date. However, U.S. generally accepted accounting principles require an entity that files for protection under the U.S. Bankruptcy Code, whether solvent or insolvent, whose financial statements were previously consolidated with those of its parent, as GST’s and its subsidiaries’ were with EnPro’s, generally must be prospectively deconsolidated from the parent and the investment accounted for using the cost method. Accordingly, the financial results of GST and its subsidiaries are not included in EnPro’s consolidated results after June 4, 2010 until the reconsolidation described below.

On March 17, 2016, EnPro announced that it had reached a comprehensive settlement to resolve current and future asbestos claims. The settlement was reached with the court-appointed committee representing current asbestos claimants (the “GST Committee”) and the court-appointed legal representative of future asbestos claimants (the “GST FCR”) in GST’s Chapter 11 case pending before the Bankruptcy Court. Representatives for current and future asbestos claimants (the “Coltec Representatives”) against Coltec Industries Inc (“Coltec”) (another subsidiary of EnPro and, at that time, GST’s direct parent) also joined in the settlement. The terms of the settlement are set forth in the Term Sheet for Permanent Resolution of All Present and Future GST Asbestos Claims and Coltec Asbestos Claims dated March 17, 2016 among EnPro, Coltec, GST, the GST Committee, the GST FCR and the Coltec Representatives included as Exhibit 99.2 to EnPro’s Form 8-K filed on March 18, 2016. Under the settlement, the GST Committee, the GST FCR and the Coltec Representatives agreed to join GST and Coltec in proposing a joint plan of reorganization that incorporates the settlement and to ask asbestos claimants and the court to approve the plan. The joint plan of reorganization was filed with the Bankruptcy Court on May 20, 2016 and amendments to the joint plan of reorganization were filed with the Bankruptcy Court on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017. The joint plan of reorganization was filed as Exhibit 2.1 to the Company’s Form 8-K filed on July 31, 2017. As so modified, the joint plan of reorganization superseded all prior plans of reorganization filed by GST with the Bankruptcy Court.

The joint plan of reorganization was subject to approval by a vote in favor of the plan by asbestos claimants. The solicitation process to obtain approval of the asbestos claimants was completed successfully on December 9, 2016, with 95.85% in number and 95.80% in amount of claims held by asbestos claimants casting valid ballots voting in favor of approval of the joint plan of reorganization.

As contemplated by the comprehensive settlement, following the approval of the joint plan of reorganization by asbestos claimants, Coltec engaged in a series of corporate restructuring transactions in which all of its significant operating assets and subsidiaries, which included each of EnPro’s major business units, were distributed to a new direct EnPro subsidiary (“EnPro Holdings”). OldCo, as the successor by merger to Coltec in those transactions, retained responsibility for all asbestos claims and rights to certain insurance assets. The restructuring was completed on December 31, 2016 and, as contemplated by the joint plan of reorganization and the comprehensive settlement, OldCo filed a pre-packaged Chapter 11 bankruptcy petition with the Bankruptcy Court on January 30, 2017. Accordingly, the financial results of OldCo and its subsidiaries are not included in EnPro’s consolidated results after January 29, 2017 until the reconsolidation described below. On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 proceedings with the GST Chapter 11 proceedings.

The consensual settlement includes as a condition to EnPro’s obligations to proceed with the settlement that EnPro, Coltec, GST LLC and Garlock of Canada Ltd (an indirect subsidiary of GST LLC) enter into a written agreement, to be consummated concurrently with the effective date of consummation of the joint plan of reorganization, with the Canadian provincial workers’ compensation boards (the “Provincial Boards”) resolving remedies the Provincial Boards may possess against Garlock of

Canada Ltd, GST, Coltec or any of their affiliates, including releases and covenants not to sue, for any present or future asbestos-related claim, and that the agreement is either approved by the Bankruptcy Court following notice to interested parties or the Bankruptcy Court concludes that its approval is not required. On November 11, 2016, EnPro and such subsidiaries entered into such an agreement (the “Canadian Settlement”) with the Provincial Boards to resolve current and future claims against EnPro, GST, Garrison, Coltec, and Garlock of Canada Ltd. for recovery of a portion of amounts the Provincial Boards have paid and will pay in the future under asbestos-injury recovery statutes in Canada for claims relating to asbestos-containing products. The Canadian Settlement provides for an aggregate cash settlement payment to the Provincial Boards of $(U.S.) 20 million, payable on the fourth anniversary of the effective date of the joint plan of reorganization. Under the Canadian Settlement, after the effective date of the joint plan of reorganization, the Provincial Boards will have the option of accelerating the payment, in which case the amount payable would be discounted from the fourth anniversary of the effective date of the joint plan of reorganization to the payment date at a discount rate of 4.5% per annum. On February 3, 2017, the Bankruptcy Court issued an order approving the Canadian Settlement. The Provincial Boards provided notice of their election to accelerate the payment. After application of the discount resulting from such acceleration of payment, the settlement payment of approximately $(U.S.) 16.7 million was made on August 11, 2017.

On May 15, 2017, the Bankruptcy Court announced its decision recommending that the U.S. District Court for the Western District of North Carolina (the “District Court”) confirm the joint plan of reorganization, and on June 12, 2017 the District Court issued an order confirming the joint plan of reorganization. The joint plan of reorganization has been consummated, with an effective date of 12:01 a.m. on July 31, 2017 (the “Joint Plan Effective Date”).

The joint plan of reorganization provides for the establishment of a trust (the “Trust”), which was funded (i) with aggregate cash contributions by GST LLC and Garrison of $350 million made immediately prior to the Joint Plan Effective Date, (ii) by the contribution made by OldCo immediately prior to the Joint Plan Effective Date of $50 million in cash and an option (the “Option”), exercisable one year after the Joint Plan Effective Date, permitting the Trust to purchase for $1 shares of EnPro common stock having a value of $20 million (with OldCo having the right to call the option for payment of $20 million in cash at any time prior to the first anniversary of the Joint Plan Effective Date, with the Trust having the right to put the option to OldCo for payment by OldCo of $20 million on the day prior to the first anniversary of the Joint Plan Effective Date and with the option terminating on the second anniversary of the Joint Plan Effective Date in return for payment to the Trust of $20 million), and (iii) by the obligations under the Joint Plan of OldCo to make a deferred contribution of $40 million in cash and of GST LLC and Garrison to make an aggregate deferred contribution of $20 million in cash no later than one year after the Joint Plan Effective Date. These deferred contributions were guaranteed by EnPro and secured by a pledge of 50.1% of the outstanding voting equity interests of GST LLC and Garrison. Under the joint plan of reorganization, the Trust has assumed responsibility for all present and future asbestos claims arising from the operations or products of GST or Coltec/OldCo. Under the joint plan of reorganization, EnPro, through its subsidiaries, retained ownership of OldCo, GST LLC and Garrison. Anchor, which has not conducted business operations for many years and had nominal assets, has been dissolved. On November 29, 2017, GST LLC, EnPro Holdings and EnPro entered into an agreement with the Trust to provide for the early settlement of the deferred contributions to the Trust under the Joint Plan and for the call of the Option by EnPro Holdings, as the successor by merger to OldCo. Under that agreement, in full satisfaction of the $60 million of aggregate deferred contribution obligations under the Joint Plan and payment of the $20 million call payment under the Option, on December 1, 2017 GST LLC, EnPro Holdings and EnPro paid $78.8 million (the “Early Cash Settlement Amount”) to the Trust and agreed to make a further payment to the Trust to the extent that total interest earned through July 31, 2018, with respect to a fixed income account in which the Early Cash Settlement Amount was invested by the Trust is less than $1.2 million.

Pursuant to applicable accounting rules, upon and as of the Joint Plan Effective Date, the assets and liabilities of both GST and OldCo are reconsolidated into the EnPro balance sheet at their preliminary estimated fair value in accordance with authoritative guidance on business acquisitions. These estimates are subject to the final completion of the valuation process for GST and OldCo. In addition, EnPro’s consolidated financial statements include the sales, income, expenses and cash flows of both GST and OldCo beginning on the Joint Plan Effective Date.

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effects of the reconsolidation of GST and OldCo and their respective subsidiaries with EnPro assuming the confirmation and consummation of the joint plan of reorganization and the consummation of the Canadian Settlement and is based upon the preliminary estimated fair value of assets and liabilities of GST and OldCo as of July 31, 2017 and the historical results of GST and OldCo’s operations after consideration of the adjustments to the fair value of assets and liabilities. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017 and the quarter and year ended December 31, 2016 give effect to the reconsolidation as if it had occurred on January 1, 2016.

The unaudited pro forma condensed consolidated statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed consolidated statements of operations also include certain adjustments such as increased depreciation and amortization expense on tangible and intangible assets, increased interest expense on the debt incurred to complete the reconsolidation as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that EnPro believes are reasonable.

The unaudited pro forma condensed consolidated statements of operations do not reflect certain material nonrecurring charges or credits that resulted from the transaction and will be included in EnPro’s income within the twelve months following the transaction. These items include the gain realized upon reconsolidation of GST and OldCo, a charge to income tax expense associated with the realization of an incremental net deferred tax liability associated with the reconsolidation of GST and OldCo, and increased costs of sales to be recognized with the recognition of GST’s inventory at net realizable value upon the reconsolidation.

EnPro is providing the unaudited pro forma condensed consolidated financial information in light of specific requests for such pro forma information by investors. The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of EnPro would have been had the reconsolidation of GST and OldCo occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2017
(Stated in Millions of Dollars, Except Per Share Data)

			Eliminate	Effect of		Pro Forma
	Consolidated	GST and	Intercompany	Reconsolidation		Adjustments
	EnPro	OldCo	Transactions	of GST and OldCo	Pro Forma	Reference
Net sales	$1,309.6	$125.9	$(33.0)	$—	$1,402.5	(1)
Cost of sales	865.2	77.9	(33.0)	(3.5)	906.6	(1), (2)
Gross profit	444.4	48.0	—	3.5	495.9
Operating expenses:
Selling, general and administrative	326.3	24.5	—	5.2	356.0	(3)
Other	16.9	(23.9)	—	22.4	15.4	(4)
Total operating expenses	343.2	0.6	—	27.6	371.4
Operating income	101.2	47.4	—	(24.1)	124.5
Interest expense	(50.9)	—	20.6	(2.0)	(32.3)	(5)
Interest income	1.5	21.5	(20.6)	—	2.4	(5)
Gain on reconsolidation of GST and OldCo	534.4	—	—	(534.4)	—	(7)
Other expense	(8.7)	(5.6)	—	5.6	(8.7)	(4)
Income before income taxes	577.5	63.3	—	(554.9)	85.9
Income tax expense	(48.5)	(24.3)	—	40.6	(32.2)	(6)
Net income	$529.0	$39.0	$—	$(514.3)	$53.7
Basic earnings per share	$24.77	N/A	N/A	N/A	$2.52
Average common shares outstanding (millions)	21.3				21.3
Diluted earnings per share	$24.27	N/A	N/A	N/A	$2.46
Average common shares outstanding (millions)	21.8				21.8

(1)	Eliminate intercompany sales of $33.0 million.
(2)
Reflects the increase in depreciation expense of $0.6 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $23.3 million of which $16.0 million related to depreciable buildings and improvements and machinery and equipment that have a net remaining economic life of 14.5 years. Also reflects the add-back of a $4.1 million non-recurring increase to cost of sales incurred in the third and fourth quarters associated with the step up of GST inventory to fair value upon reconsolidation.

(3)
Reflects the increase in amortization expense as a result of the fair value adjustment due to the creation of the finite-lived intangible assets. The useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which cease upon confirmation and consummation of the joint plan of reorganization.
(5)
Eliminate intercompany interest and add interest expense on incremental borrowings made in order to make payment upon confirmation and consummation of the consensual plan of reorganization. We used an estimated interest rate of 3% for all periods.

(6)	For purposes of the consolidated pro forma financial information, an estimated statutory tax rate of 37.5% has been used for all periods presented.
(7)
Reflects elimination of the gain on reconsolidation of GST and OldCo as the transaction causing the gain is presumed to have taken place at the beginning of 2016, and the gain is a non-recurring impact of the reconsolidation.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Quarter Ended December 31, 2016
(Stated in Millions of Dollars, Except Per Share Data)

			Eliminate	Effect of		Pro Forma
			Intercompany	Reconsolidation		Adjustments
	EnPro	GST	Transactions	of GST	Pro Forma	Reference
Net sales	$286.9	$44.9	$(12.2)	$—	$319.6	(1)
Cost of sales	196.3	29.4	(12.2)	0.3	213.8	(1), (2)
Gross profit	90.6	15.5	—	(0.3)	105.8
Operating expenses:
Selling, general and administrative	72.1	9.6	—	2.3	84.0	(2), (3)
Other	5.2	0.6	—	(1.3)	4.5	(4)
Total operating expenses	77.3	10.2	—	1.0	88.5
Operating income	13.3	5.3	—	(1.3)	17.3
Interest expense	(14.2)	—	8.5	(0.7)	(6.4)	(5)
Interest income	0.1	9.0	(8.5)	—	0.6	(5)
Other expense	(3.5)	(1.0)	—	1.0	(3.5)	(4)
Income (loss) before income taxes	(4.3)	13.3	—	(1.0)	8.0
Income tax benefit (expense)	1.4	(4.5)	—	0.1	(3.0)	(6)
Net income (loss)	$(2.9)	$8.8	$—	$(0.9)	$5.0
Basic earnings (loss) per share	$(0.14)	N/A	N/A	N/A	$0.23
Average common shares outstanding (millions)	21.4				21.4
Diluted earnings per share	$(0.14)	N/A	N/A	N/A	$0.23
Average common shares outstanding (millions)	21.4			0.3	21.7	(7)

(1)	Eliminate intercompany sales of $12.2 million.
(2)
Reflects the increase in depreciation expense of $0.3 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $23.3 million of which $16.0 million related to depreciable buildings and improvements and machinery and equipment that have a net remaining economic life of 14.5 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which cease upon confirmation and consummation of the joint plan of reorganization.
(5)
Eliminate intercompany interest and add interest expense on incremental borrowings made in order to make payment upon confirmation and consummation of the joint plan of reorganization. We used an estimated interest rate of 3% for all periods.

(6)	For purposes of the consolidated pro forma financial information, an estimated effective tax rate of 37.5% has been used for all periods presented.
(7)	Represents shares that would no longer be antidilutive since the pro forma consolidated company would have net income.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2016
(Stated in Millions of Dollars, Except Per Share Data)

			Eliminate	Effect of		Pro Forma
	Consolidated		Intercompany	Reconsolidation		Adjustments
	EnPro	GST	Transactions	of GST	Pro Forma	Reference
Net sales	$1,187.7	$195.8	$(45.8)	$—	$1,337.7	(1)
Cost of sales	793.0	124.7	(45.8)	1.0	872.9	(1), (2)
Gross profit	394.7	71.1	—	(1.0)	464.8
Operating expenses:
Selling, general and administrative	303.8	40.9	—	9.0	353.7	(2), (3)
Other	95.6	51.1	—	(132.4)	14.3	(4)
Total operating expenses	399.4	92.0	—	(123.4)	368.0
Operating income (loss)	(4.7)	(20.9)	—	122.4	96.8
Interest expense	(55.9)	(0.1)	33.5	(2.7)	(25.2)	(5)
Interest income	0.8	34.4	(33.5)	—	1.7	(5)
Other expense	(8.9)	(15.8)	—	15.8	(8.9)	(4)
Income (loss) before income taxes	(68.7)	(2.4)	—	135.5	64.4
Income tax benefit (expense)	28.6	1.4	—	(54.2)	(24.2)	(6)
Net income (loss)	$(40.1)	$(1.0)	$—	$81.3	$40.2
Basic earnings (loss) per share	$(1.86)	N/A	N/A	N/A	$1.86
Average common shares outstanding (millions)	21.6				21.6
Diluted earnings (loss) per share	$(1.86)	N/A	N/A	N/A	$1.84
Average common shares outstanding (millions)	21.6			0.2	21.8	(7)

(1)	Eliminate intercompany sales of $45.8 million.
(2)
Reflects the increase in depreciation expense of $1.0 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $23.3 million of which $16.0 million related to depreciable buildings and improvements and machinery and equipment that have a net remaining economic life of 14.5 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which cease upon confirmation and consummation of the joint plan of reorganization.
(5)
Eliminate intercompany interest and add interest expense on incremental borrowings made in order to make payment upon confirmation and consummation of the proposed joint plan of reorganization. We used an estimated interest rate of 3% for all periods.

(6)	For purposes of the consolidated pro forma financial information, an estimated effective tax rate of 37.5% has been used for all periods presented.
(7)	Represents shares that would no longer be antidilutive since the pro forma consolidated company would have net income.

EnPro Industries, Inc.

Reconciliation of Pro Forma Net Income to Pro Forma Adjusted EBITDA (Unaudited)

For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Pro forma net income	$23.4	$5.0	$53.7	$40.2
Adjustments to arrive at pro forma earnings before interest, taxes, depreciation and amortization (pro forma EBITDA):
Interest expense, net	8.2	5.8	29.9	23.5
Income tax expense	(7.2)	3.0	32.2	24.2
Depreciation and amortization expense	18.5	18.5	73.3	73.4
Pro forma EBITDA	42.9	32.3	189.1	161.3
Adjustments to arrive at pro forma earnings before interest, income taxes, depreciation, amortization and other selected items (pro forma adjusted EBITDA):
Restructuring costs	1.3	4.5	5.1	14.1
Impairment of ATD intangible assets	—	—	10.1	—
Acquisition expenses	0.1	0.2	0.8	1.0
Environmental reserve adjustment	3.6	3.3	8.7	8.6
Other	0.7	0.3	0.7	0.6
Pro forma adjusted EBITDA	$48.6	$40.6	$214.5	$185.6

The foregoing table provides a reconciliation of pro forma net income set forth in the accompanying unaudited pro forma condensed consolidated statements of operations reflecting reconsolidation of GST to pro forma earnings before interest, income taxes, depreciation, amortization and other selected items (pro forma adjusted EBITDA). The methodology for reconciliation is the same as presented on the table titled "Reconciliation of Consolidated Net Income (Loss) to Consolidated Adjusted EBITDA (Unaudited)."

Supplemental Disclosure: For the year ended December 31, 2017, approximately 40% of pro forma adjusted EBITDA as presented above was attributable to EnPro's subsidiaries that do not guarantee our 5.875% Senior Notes due 2022.

EnPro Industries, Inc.

Reconciliation of Net Sales to Pro Forma Net Sales (Unaudited)
For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	Quarter Ended December 31, 2017
	Sealing	Engineered	Power	Intersegment
	Products	Products	Systems	Sales	Consolidated
Net sales	$220.0	$74.8	$68.8	$(1.1)	$362.5

	Quarter Ended December 31, 2016
	Sealing	Engineered	Power	Intersegment
	Products	Products	Systems	Sales	Consolidated
Net sales	$173.0	$63.6	$51.1	$(0.8)	$286.9
Adjustments:
Sales of deconsolidated entities	43.2	0.5	1.2	—	44.9
Intercompany sales	(11.5)	(0.2)	(0.5)	—	(12.2)
Pro forma net sales	$204.7	$63.9	$51.8	$(0.8)	$319.6

	Year Ended December 31, 2017
	Sealing	Engineered	Power	Intersegment
	Products	Products	Systems	Sales	Consolidated
Net sales	$804.3	$301.1	$208.2	$(4.0)	$1,309.6
Adjustments:
Sales of deconsolidated entities	119.1	1.5	5.3	—	$125.9
Intercompany sales	(29.6)	(1.1)	(2.0)	(0.3)	$(33.0)
Pro forma net sales	$893.8	$301.5	$211.5	$(4.3)	$1,402.5

	Year Ended December 31, 2016
	Sealing	Engineered	Power	Intersegment
	Products	Products	Systems	Sales	Consolidated
Net sales	$705.6	$277.1	$208.3	$(3.3)	$1,187.7
Adjustments:
Sales of deconsolidated entities	189.2	2.4	4.2	—	$195.8
Intercompany sales	(42.5)	(1.5)	(1.4)	(0.4)	$(45.8)
Pro forma net sales	$852.3	$278.0	$211.1	$(3.7)	$1,337.7

EnPro Industries, Inc.
Reconciliation of Segment Profit to Pro Forma Adjusted Segment EBITDA (Unaudited)
For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars)

	Quarter Ended December 31, 2017
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$25.9	$4.4	$8.4	38.7
Adjustments:
Acquisition expenses*	0.6	—	—	0.6
Restructuring costs	0.7	0.6	—	1.3
Depreciation and amortization expense	12.5	4.3	1.7	18.5
Pro forma segment earnings before interest, income taxes, depreciation, amortization, and other selected items (pro forma adjusted segment EBITDA)	$39.7	$9.3	$10.1	$59.1

	Quarter Ended December 31, 2016
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$19.4	$2.0	$1.5	22.9
Segment profit of deconsolidated entities	5.7	—	—	5.7
Pro forma depreciation and amortization adjustments (1)	(2.6)	—	—	(2.6)
Pro forma segment profit	22.5	2.0	1.5	26.0
Adjustments:
Acquisition expenses*	0.2	—	—	0.2
Restructuring costs	0.3	2.0	—	2.3
Depreciation and amortization expense	13.3	4.1	1.1	18.5
Pro forma adjusted segment EBITDA	$36.3	$8.1	$2.6	$47.0

	Year Ended December 31, 2017
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$90.9	$29.8	$29.0	149.7
Segment profit of deconsolidated entities	22.3	0.2	1.5	24.0
Pro forma acquisition date inventory fair value adjustment	4.1	—	—	4.1
Pro forma depreciation and amortization adjustments (1)	(5.8)	—	—	(5.8)
Pro forma segment profit	111.5	30.0	30.5	172.0
Adjustments:
Acquisition expenses*	1.2	0.1	—	1.3
Restructuring costs	3.6	1.5	—	5.1
Depreciation and amortization expense	51.3	16.8	5.2	73.3
Pro forma adjusted segment EBITDA	$167.6	$48.4	$35.7	$251.7

	Year Ended December 31, 2016
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Segment profit	$81.8	$12.4	$17.0	111.2
Segment profit of deconsolidated entities	28.3	0.6	0.7	29.6
Pro forma depreciation and amortization adjustments (1)	(10.0)	—	—	(10.0)
Pro forma segment profit	100.1	13.0	17.7	130.8
Adjustments:
Acquisition expenses*	1.0	0.1	—	1.1
Restructuring costs	4.0	6.8	0.4	11.2
Depreciation and amortization expense	51.3	17.6	4.5	73.4
Pro forma adjusted segment EBITDA	$156.4	$37.5	$22.6	$216.5
*Includes fair value adjustments to acquisition date inventory for acquisitions other than reconsolidation of GST and OldCo.

(1)	See notes (2) and (3) to the accompanying Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for further information about these adjustments.

EnPro Industries, Inc.

Reconciliation of Pro Forma Net Income to Pro Forma Adjusted Net Income (Unaudited)

For the Quarters and Years Ended December 31, 2017 and 2016
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended December 31,
	2017			2016
	$	Average common shares outstanding, diluted (millions)	Per share	$	Average common shares outstanding, diluted (millions)	Per share
Pro forma net income	$23.4	21.8	$1.07	$5.0	21.7	$0.23
Income tax expense (benefit)	(7.2)			3.0
Income before taxes	16.2			8.0
Adjustments:
Environmental reserve adjustment	3.6			3.3
Restructuring costs	1.3			4.5
Acquisition expenses	0.1			0.2
Other	0.7			0.4
Adjusted income before taxes	21.9			16.4
Adjusted income tax expense	(7.2)			(5.4)
Pro forma adjusted net income	$14.7	21.8	$0.67	$11.0	21.7	$0.51

	Years Ended December 31,
	2017			2016
	$	Average common shares outstanding, diluted (millions)	Per share	$	Average common shares outstanding, diluted (millions)	Per share
Pro forma net income	$53.7	21.8	$2.46	$40.2	21.8	$1.84
Income tax expense	32.2			24.2
Income before taxes	85.9			64.4
Adjustments:
Environmental reserve adjustment	8.7			8.6
Restructuring costs	5.1			14.1
Impairment of ATD intangible assets	10.1			—
Acquisition expenses	0.8			1.0
Other	0.7			0.6
Adjusted income before taxes	111.3			88.7
Adjusted income tax expense	(36.2)			(28.8)
Pro forma adjusted net income	$75.1	21.8	$3.45	$59.9	21.8	$2.75
The foregoing tables provide a reconciliation of pro forma net income set forth in the accompanying unaudited pro forma condensed consolidated statements of operations reflecting reconsolidation of GST to pro forma net income before selected items (pro forma adjusted net income). The methodology for reconciliation is the same as presented on the table titled "Reconciliation of Consolidated Net Income (Loss) to Consolidated Adjusted Net Income and Consolidated Adjusted Diluted Earnings Per Share (Unaudited)". Note that for the quarter ended December 31, 2017, pro forma financial results equal consolidated financial results as the reconsolidation of GST and OldCo took place prior to the beginning of the quarter.

Note that for the calculation Pro Forma Adjusted Diluted Earnings Per Share, the option that had been in existence permitting the Trust to purchase for $1 shares of EnPro stock having a value of $20 million was not considered dilutive due to EnPro's positive intent to settle the option in cash. The option was settled in cash as part of the $78.8 million funding of the Trust on November 29, 2017.